Exhibit 3.15

Dated 7/05/2003

Maddocks

Lawyers
140 William Street
Melbourne Victoria 3000 Australia

Telephone 61 3 9288 0555
Facsimile 61 3 9288 0666
Email info@maddocks.com.au www.maddocks.com.au
DX 259 Melbourne

Constitution

CORPORATIONS ACT 2001

COMPANY LIMITED BY SHARES

Koppers Australia Holding Company Pty Ltd

CAN 104 645 301

Table of Contents

CONSTITUTION			1

1.	DEFINITIONS		1

2.	NAME OF THE COMPANY		2

3.	LIABILITY OF MEMBERS		2

4.	LIMITATIONS ON COMPANY		2

	4.1	Members	2

	4.2	Subscription	2

	4.3	Deposits	2

5.	REPLACEABLE RULES		2

6.	SHARE CAPITAL AND VARIATION OF RIGHTS		3

	6.1	General	3

	6.2	Preference Shares	3

	6.3	Class Rights	3

	6.4	Recognition of Shares Held on Trust	4

	6.5	Brokerage or Commission	4

	6.6	Entitlement to Share Certificates	4

	6.7	Lost or Destroyed Certificates	5

7.	LIENS		5

	7.1	First and Paramount Liens	5

	7.2	Sale of Shares Over Which Company Has a Lien	5

	7.3	Method of Sale	6

	7.4	Proceeds of Sale	6

8.	CALLS ON SHARES		6

	8.1	General	6

	8.2	When Call Made	6

	8.3	Calls on Joint Holders	6

	8.4	Interest on Unpaid Calls	7

	8.5	Deemed Calls	7

	8.6	Discretion regarding Calls	7

	8.7	Payments Made Without Calls	7

9.	TRANSFER OF SHARES		7

	9.1	General	7

	9.2	Mechanism for Transfers	8

	9.3	Directors’ Discretion	8

- i -

	9.4	Suspension of Registration of Transfers	8

	9.5	Notice of Refusal to Register Transfer	8

	9.6	Instruments of Transfer	8

10.	TRANSMISSION OF SHARES		9

	10.1	General	9

	10.2	Registration of Transmission	9

	10.3	Right to Dividends	9

11.	FORFEITURE OF SHARES		10

	11.1	General	10

	11.2	Non-Compliance with Notice	10

	11.3	Directors’ Discretion	10

	11.4	Liability of Member Whose Shares Are Forfeited	10

	11.5	Statement as to Forfeiture	10

	11.6	Sale of Forfeited Share	11

	11.7	Deemed Calls for Forfeiture Purposes	11

12.	ALTERATION OF CAPITAL		11

	12.1	Larger Nominal Value	11

	12.2	Smaller Nominal Value	11

13.	GENERAL MEETINGS		11

	13.1	General	11

	13.2	Circulating Resolutions	11

	13.3	Notices	12

	13.4	Cancellation of Meeting	13

14.	PROCEEDINGS AT GENERAL MEETINGS		14

	14.1	General	14

	14.2	Quorum not Present	14

	14.3	Chair	15

	14.4	Adjournment of Meeting	15

	14.5	Resolutions at Meetings	16

	14.6	Poll at Meetings	16

	14.7	Casting Vote of Chair	16

	14.8	Votes by Members	17

	14.9	Votes by Joint Holders	17

	14.10	Unsound Mind	17

	14.11	Entitlement to Vote	17

	14.12	Objections to Qualification to Vote	17

	14.13	Proxies	17

- ii -

	14.14	Time Within Which Proxies to be Lodged	18

	14.15	Validity of Votes made by Proxy	18

	14.16	Decisions of Single Member	19

15.	APPOINTMENT, REMOVAL AND REMUNERATION OF DIRECTORS		19

	15.1	General	19

	15.2	Retirement	19

	15.3	Filling of Vacancy	20

	15.4	Additional or Casual Directors	20

	15.5	Removal of Directors	20

	15.6	Remuneration of Directors	20

	15.7	Share Qualification of Directors	20

	15.8	Additional Circumstances for Vacation of Office	21

	15.9	Death, Incapacity or Bankruptcy of Sole Director and Member	21

	15.10	Conflict of Interest	22

16.	POWERS AND DUTIES OF DIRECTORS		22

	16.1	General	22

	16.2	Attorney for Company	23

	16.3	Execution of Cheques and Bills of Exchange	23

	16.4	Directors of Wholly-Owned Subsidiaries	23

17.	PROCEEDINGS OF DIRECTORS		23

	17.1	General	23

	17.2	Decisions of Directors	24

	17.3	Director Interested in Contract with Company	24

	17.4	Alternate Directors	24

	17.5	Quorum	25

	17.6	Vacancies	25

	17.7	Chair	25

	17.8	Delegation by Directors	25

	17.9	Committees of Directors	26

	17.10	Resolutions of Directors	26

	17.11	Decisions and Declarations of Single Director	27

	17.12	Validity of Acts of Directors	27

18.	MANAGING DIRECTOR		27

	18.1	General	27

	18.2	Remuneration of Managing Director	27

	18.3	Powers of Managing Director	28

- iii -

19.	ASSOCIATE DIRECTORS		28

	19.1	Appointment	28

	19.2	Qualification	28

20.	SECRETARY		28

21.	SEAL		29

	21.1	Custody of Seal	29

	21.2	Use of Seal	29

22.	ACCOUNTS AND INSPECTION OF RECORDS		29

	22.1	Accounts	29

	22.2	Inspection of Records	29

23.	DIVIDENDS AND RESERVES		30

	23.1	Declaration of Dividends	30

	23.2	Interim Dividends	30

	23.3	Interest on Dividends	30

	23.4	Reserves	30

	23.5	Entitlement to Dividends	30

	23.6	Deductions from Dividends	31

	23.7	Dividends Paid from Specific Assets	31

	23.8	Payment of Dividends	31

24.	CAPITALISATION OF PROFITS		32

	24.1	General	32

	24.2	Application of Capitalised Profits	32

25.	NOTICES		32

	25.1	General	32

	25.2	Deemed Notice	32

	25.3	Joint Holders	32

	25.4	Death or Bankruptcy	33

	25.5	Service on Company	33

26.	WINDING UP		33

	26.1	Division of Property	33

	26.2	Vesting of Property	33

27.	INDEMNITY		33

	27.1	Definition of Liability and Officer	33

	27.2	Indemnity of Officers	34

	27.3	Indemnity for proceedings	34

28.	INTERPRETATION		34

	28.1	Persons	34

	28.2	Legislation	34

- iv -

	28.3	This Document, Clauses and Headings In this Constitution:	34

	28.4	Business Day	35

	28.5	Number and Gender	35

SCHEDULE			36

SHARE CLASSES			36

1.	CLASSES OF SHARES		36

2.	RIGHTS AND RESTRICTIONS APPLICABLE TO SHARES OF DIFFERENT CLASSES		36

	2.1	Ordinary Shares	36

	2.2	‘A’, ‘B’ and ‘C’ Class Shares	37

	2.3	‘D’, ‘E’ and ‘F’ Class Shares	37

	2.4	‘G’ Class Shares	37

	2.5	‘H’ Class Shares	37

3.	SPECIAL PROVISIONS APPLICABLE TO REDEEMABLE PREFERENCE SHARES		38

	3.1	Redeemable Preference Shares	38

	3.2	Redemption of RP Shares	39

	3.3	Notice	39

STATEMENT BY PERSONS WHO HAVE CONSENTED TO BE MEMBERS			40

- v -

Constitution

CORPORATION ACT 2001

A COMPANY LIMITED BY SHARES

KOPPERS AUSTRALIA HOLDING COMPANY PTY LTD

CAN 104 645 301

1.	DEFINITIONS

In this Constitution:

Act means the Corporations Act 2001 (Commonwealth).

ASIC means the Australian Securities and Investment Commission.

Business Day means a day (other than a Saturday or Sunday) on which banks (as defined in the Banking Act 1959 (Commonwealth)) are generally open for business.

Constitution means this Constitution and any supplementary, substitute or amended Constitution for the time being in force.

Company means the above named company.

Delegate means a person appointed as a delegate of the Directors in accordance with clause 17.8.

Director means a Director for the time being of the Company including an attorney for a Director or alternate Director.

Directors means all Directors for the time being of the Company and if there is only one Director, that Director.

Holding Company has the meaning given in section 9 of the Act.

Member means a holder of Shares.

Members means all Members for the time being of the Company and if there is only one Member, that Member.

Nominated Interest Rate means the interest rate per annum calculated as the National Australia Bank Limited Base Rate plus 2% per annum.

Seal means the common seal of the Company and includes any official seal of the Company.

Secretary means any person appointed to perform the duties of a secretary of the Company.

Shares means shares in the capital of the Company.

Except so far as the contrary intention appears in this Constitution, an expression has, in a provision of this Constitution that deals with a matter dealt with by a particular provision of the Act, the same meaning as in that provision of the Act.

2.	NAME OF THE COMPANY

The name of the Company is specified at the top of page one of this Constitution.

3.	LIABILITY OF MEMBERS

The liability of Members is limited.

4.	LIMITATIONS ON COMPANY

4.1	Members

The Company limits to not more than 50 the number of its Members, counting joint holders of Shares as one person and not counting any person who is employed by the Company or any of its subsidiaries or any person who was while so employed and since then has continued to be, a Member of the Company.

4.2	Subscription

The Company prohibits:

4.2.1	any invitation to the public to subscribe for; and

4.2.2	any offer to the public to accept subscriptions for any Shares in, or debentures of, the Company.

4.3	Deposits

The Company prohibits any invitation to the public to deposit money with, and any offer to the public to accept deposits of, money with the Company for fixed periods or payable at call, whether bearing or not bearing interest.

5.	REPLACEABLE RULES

Each of the sections or sub-sections of the Act which would apply to the Company as replaceable rules within the meaning of the Act, if not for this clause, are displaced and do not apply to the Company.

6.	SHARE CAPITAL AND VARIATION OF RIGHTS

6.1	General

6.1.1	Shares in the Company do not have a par value. The Directors will determine the issue price of all Shares issued.

6.1.2	Shares issued will be of a class specified in the Schedule or any other class permitted by this Constitution.

6.1.3	Without prejudice to any special rights previously conferred on the holders of any existing Shares or class of Shares but subject to the Act, Shares may be issued by the Directors and any such Shares may be issued with such preferred, deferred or other special rights or such restrictions, whether with regard to dividend, voting, return of capital or otherwise, as the Directors, subject to any resolution, determine.

6.1.4	Subject to the Act and this Constitution, in particular, clauses 6.1.1, 6.1.2 and 9, Shares shall be under the control of the Directors, so that:

6.1.4.1	Shares may be allotted or disposed of and options may be granted in respect of Shares by the Directors, to such persons and on such terms and conditions and at such time, and upon such terms of payment, whether in cash or otherwise, as the Directors may determine; and

6.1.4.2	Shares may be issued as fully or partly paid and may be issued or allotted as part payment for any property acquired by the Company or in return for any services rendered to the Company.

6.2	Preference Shares

Subject to the Act and this Constitution, the Directors may issue any preference Shares on the terms that they are, or at the option of the Company are, liable to be redeemed.

6.3	Class Rights

6.3.1	The rights attached to Shares in a class of shares may be varied or cancelled only by special resolution of the Company and:

6.3.1.1	by special resolution passed at a meeting of the class of Members holding Shares in the class; or

6.3.1.2	with the written consent of Members with at least 75% of the votes in the class.

6.3.2	If the Shares in a class of Shares are divided into further classes, and after division the rights attached to all of those Shares are not the same:

6.3.2.1	the division is taken to vary the rights attached to every Share, that was in the class existing before the division; and

6.3.2.2	Members who hold Shares to which the same rights are attached after the division form a separate class.

6.3.3	If the rights attached to some of the Shares in a class of Shares are varied:

6.3.3.1	the variation is taken to vary the rights attached to every other Share that was in the class existing before the variation; and

6.3.3.2	Members who hold Shares to which the same rights are attached after the variation form a separate class.

6.4	Recognition of Shares Held on Trust

6.4.1	Except as required by the Act, the Company shall not recognise a person as holding a Share upon any trust.

6.4.2	The Company is not bound by or compelled in any way to recognise (whether it has notice of the interest or rights concerned) any equitable, contingent, future or partial interest in any Share or unit of a Share or (except as otherwise provided by this Constitution or by the Act) any other right in respect of a Share except an absolute right of ownership in the registered holder.

6.5	Brokerage or Commission

The Company may pay brokerage or commission to a person in respect of that person or another person agreeing to take up Shares in the Company.

6.6	Entitlement to Share Certificates

6.6.1	A person whose name is entered as a Member in the register of Members is entitled to receive a certificate in respect of his or her Shares in accordance with the Act but, in respect of a Share or Shares held jointly by several persons, the Company is not bound to issue more than one certificate.

6.6.2	Delivery of a certificate for a Share to one of several joint holders is suf¬ficient delivery to all such holders.

6.7	Lost or Destroyed Certificates

Upon the loss or destruction of a Share certificate, it may be renewed upon payment of a fee not exceeding the prescribed amount pursuant to the Act and on provision of:

6.7.1	a statement in writing that the certificate has been lost or destroyed, and has not been pledged, sold or otherwise disposed of and, if lost, that proper searches have been made; and

6.7.2	an undertaking in writing that if it is found or received by the owner it will be returned to the Company.

7.	LIENS

7.1	First and Paramount Liens

7.1.1	The Company has a first and paramount lien on every Share (not being a fully paid Share) for all money (whether presently payable or not) called or payable at a fixed time in respect of that Share.

7.1.2	The Company also has a first and paramount lien on all Shares (other than fully paid Shares) registered in the name of a sole holder for all money presently payable by him or her or his or her estate to the Company.

7.1.3	The Directors may at any time exempt a Share wholly or in part from the provisions of this clause.

7.1.4	The Company’s lien (if any) on a Share extends to all dividends payable in respect of that Share.

7.2	Sale of Shares Over Which Company Has a Lien

7.2.1	Subject to clause 7.2.2, the Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien.

7.2.2	A Share on which the Company has a lien shall not be sold unless:

7.2.2.1	a sum in respect of which the lien exists is presently payable; and

7.2.2.2	the Company has, not less than 14 days before the date of the sale, given to the registered holder for the time being of that Share or the person entitled to that Share by reason of the death or bankruptcy of the registered holder, a notice in writing setting out, and demanding payment of, such part of the amount in respect of which the lien exists as is presently payable.

7.3	Method of Sale

7.3.1	For the purpose of giving effect to a sale referred to in clause 7.2, the Directors may authorise a person to transfer the Shares sold to the purchaser of the Shares.

7.3.2	The Company shall register the purchaser as the holder of the Shares comprised in any such transfer and the purchaser is not bound to see the application of the purchase money.

7.3.3	The title of the purchaser to the Shares is not affected by any irregularity or invalidity in connection with the sale.

7.4	Proceeds of Sale

The proceeds of a sale referred to in clause 7.2 shall be applied by the Company in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue (if any) shall (subject to any like lien for sums not presently payable that existed over the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

8.	CALLS ON SHARES

8.1	General

8.1.1	The Directors may make calls upon the Members in respect of any money unpaid on their Shares, provided that any call is in accordance with the terms on which the Shares are on issue and that no call exceeds one-quarter of the sum of the nominal values of the Shares or will be payable earlier than one month from the date fixed for the payment of the last preceding call.

8.1.2	Each Member shall, upon receiving at least 14 days’ notice specifying the time or times and place of payment, pay to the Company at the time or times and place so specified the amount called on his or her Shares.

8.1.3	The Directors may revoke or postpone a call.

8.2	When Call Made

A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

8.3	Calls on Joint Holders

The joint holders of a Share are jointly and severally liable to pay all calls in respect of the Share.

8.4	Interest on Unpaid Calls

If a sum called in respect of a Share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment of the sum to the time of actual payment at such rate not exceeding the Nominated Interest Rate as the Directors determine, but the Directors may waive payment of that interest wholly or in part.

8.5	Deemed Calls

Any sum that, by the terms of issue of a Share, becomes payable on allotment or at a fixed date shall for the purposes of this Constitution be deemed to be a call duly made and payable on the date on which by the terms of issue the sum becomes payable, and, in case of non-payment, all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise apply as if the sum had become payable by virtue of a call duly made and notified.

8.6	Discretion regarding Calls

The Directors may, on the issue of Shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

8.7	Payments Made Without Calls

8.7.1	The Directors may accept from a Member the whole or a part of the amount unpaid on a Share although no part of that amount has been called up.

8.7.2	The Directors may authorise payment by the Company of interest upon the whole or any part of an amount so accepted, until the amount becomes payable, at such rate, not exceeding the prescribed rate, as is agreed upon between the Directors and the Member paying the sum.

8.7.3	For the purposes of clause 8.7.2, the prescribed rate of interest is:

8.7.3.1	if the Company has, by resolution, fixed a rate, the rate so fixed; and

8.7.3.2	in any other case, the Nominated Interest Rate.

9.	TRANSFER OF SHARES

9.1	General

9.1.1	Subject to this Constitution, a Member may transfer all or any of his or her Shares by instrument in writing in any usual or common form or in any other form that the Directors approve.

9.1.2	An instrument of transfer referred to in clause 9.1.1 shall be executed by or on behalf of both the transferor and the transferee.

9.1.3	A transferor of Shares remains the holder of the Shares transferred until the transfer is registered and the name of the transferee is entered in the register of Members in respect of the Shares.

9.2	Mechanism for Transfers

The instrument of transfer must be left for registration at the registered office of the Company, together with such fee (if any) not exceeding the prescribed amount pursuant to the Act as the Directors require, accompanied by the certificate of the Shares to which it relates and such other information as the Directors properly require to show the right of the transferor to make the transfer, and thereupon the Company will, subject to any powers vested in the Directors by this Constitution, register the transferee as a Member.

9.3	Directors’ Discretion

The Directors may refuse to register a transfer of Shares, without being bound to assign any reason for such refusal and may also decline to register any transfer of Shares on which the Company has a lien or any transfer which is not accompanied by the certificate for the Shares to which the transfer relates.

9.4	Suspension of Registration of Transfers

The registration of transfers may be suspended at such times and for such periods as the Directors from time to time determine not exceeding in the whole 30 days in any year.

9.5	Notice of Refusal to Register Transfer

If the Company refuses to register a transfer of Shares it shall within 2 months after the date on which the transfer was lodged send the transferee a notice of the refusal.

9.6	Instruments of Transfer

All instruments of transfer which are registered by the Company shall be retained by the Company, but any instrument of transfer which the Directors have refused to register shall, except in the case of fraud, be returned to the person who deposited it with the Company.

10.	TRANSMISSION OF SHARES

10.1	General

In the case of the death of a Member, the survivor where the deceased was a joint holder, and the legal personal representatives of the deceased where he or she was a sole holder, shall be the only persons recognised by the Company as having any title to his or her interest in the Shares, but this clause 10.1 does not release the estate of a deceased joint holder from any liability in respect of a Share that had been jointly held by him or her with other persons.

10.2	Registration of Transmission

10.2.1	Subject to the Bankruptcy Act 1966, a person becoming entitled to a Share in consequence of the death or bankruptcy of a Member may, upon such information being produced as is properly required by the Directors, elect either to be registered him or herself as holder of the Share or to have some other person nominated by him or her registered as the transferee of the Share.

10.2.2	If the person becoming entitled elects to be registered him or herself, he or she shall deliver or send to the Company a notice in writing signed by him or her stating that he or she so elects.

10.2.3	If he or she elects to have another person registered, he or she shall execute a transfer of the Share to that other person.

10.2.4	All the limitations, restrictions and provisions of this Constitution relating to the right to transfer Shares and the registration of transfers of Shares are applicable to any such notice or transfer, subject to the Act, as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by that Member.

10.3	Right to Dividends

10.3.1	Where the registered holder of a Share dies or becomes bankrupt, his or her personal representative or the trustee of his or her estate, as the case may be, shall, upon the production of such information as is properly required by the Directors, be entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the Company, or to voting or otherwise), to which the registered holder would have been entitled if he or she had not died or become bankrupt.

10.3.2	Where 2 or more persons are jointly entitled to any Share in consequence of the death of the registered holder, they shall, for the purpose of this Constitution, be deemed to be joint holders of the Share.

11.	FORFEITURE OF SHARES

11.1	General

11.1.1	If a Member fails to pay a call or instalment of a call on the day appointed for payment of the call or instalment, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him or her requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued.

11.1.2	The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made and shall state that, in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

11.2	Non-Compliance with Notice

11.2.1	If the requirements of a notice served under clause 11.1 are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

11.2.2	Such a forfeiture shall include all dividends declared in respect of the forfeited Shares and not actually paid before the forfeiture.

11.3	Directors’ Discretion

A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and, at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors think fit.

11.4	Liability of Member Whose Shares Are Forfeited

A person whose Shares have been forfeited ceases to be a Member in respect of the forfeited Shares, but remains liable to pay to the Company all money that, at the date of forfeiture, was payable by him or her to the Company in respect of the Shares (including interest at the Nominated Interest Rate from the date of forfeiture on the money for the time being unpaid if the Directors think fit to enforce payment of the interest), but his or her liability ceases if and when the Company receives payment in full of all the money (including interest) so payable in respect of the Shares.

11.5	Statement as to Forfeiture

A statement in writing declaring that the person making the statement is a Director or a Secretary of the Company, and that a Share has been duly forfeited on a date stated in the statement, is prima facie evidence of the facts stated in the statement as against all persons claiming to be entitled to the Share.

11.6	Sale of Forfeited Share

11.6.1	The Company may receive the consideration (if any) given for a forfeited Share on any sale or disposition of the Share and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed.

11.6.2	Upon the execution of the transfer, the transferee shall be registered as the holder of the Share and shall not be bound to see to the application of any money paid as consideration.

11.6.3	The title of the transferee to the Share shall not be affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the Share.

11.7	Deemed Calls for Forfeiture Purposes

The provisions of this Constitution as to forfeiture shall apply in the case of non-payment of any sum that, by the terms of issue of a Share, becomes payable at a fixed time as if that sum had been payable by virtue of a call duly made and notified.

12.	ALTERATION OF CAPITAL

12.1	Larger Nominal Value

The Company may by resolution consolidate and divide all or any of its Share capital into Shares of larger nominal value than its existing Shares.

12.2	Smaller Nominal Value

The Company may by resolution subdivide all or any of its Shares into Shares of smaller nominal value (a subdivision must not alter the proportion between the amount paid and the amount (if any) unpaid on the Shares concerned).

13.	GENERAL MEETINGS

13.1	General

Any Director, whenever he or she thinks fit, may convene a general meeting of Members.

13.2	Circulating Resolutions

13.2.1	If all the Members have signed a document containing a statement that they are in favour of a resolution of the Members in terms set out in the document, a resolution in those terms shall be deemed to have been passed at a general meeting held on the day, and at the time at which, the document was last signed by a Member.

13.2.2	For the purposes of clause 13.2.1, 2 or more separate documents containing statements in identical terms each of which is signed by one or more Members shall together be deemed to constitute one document containing a statement in those terms signed by those Members on the respective days on which they signed the separate documents.

13.2.3	A reference in clause 13.2.1 to all the Members does not include a reference to a Member who would not be entitled to vote on the resolution.

13.2.4	The resolution pursuant to clause 13.2.1 will not be deemed to be passed unless, where a Share is held jointly, each joint Member has signed the document.

13.3	Notices

13.3.1	Subject to the Act and any requirement of the Act pertaining to the passing of a special resolution, at least 21 days written notice must be given of any general meeting. However, the Company may call a general meeting on shorter notice if Members with at least 95% of the vote that may be cast at the meeting agree beforehand, except at a general meeting at which a resolution will be moved to remove the Company’s auditor (if any) pursuant to Section 329 of the Act.

13.3.2	Subject to the Act, any general meeting or any proceeding at the meeting is not invalid only because of:

13.3.2.1	the accidental omission to give notice of the meeting;

13.3.2.2	the non-receipt of such notice by any person entitled to such notice; or

13.3.2.3	a defect in such a notice given.

13.3.3	Written notice of every general meeting pursuant to clause 13.3.1 must be given individually to:

13.3.3.1	each Member entitled to attend and vote at the meeting and in the case of joint holders to the joint holder whose name appears first in the register of Members in respect of the registered Share jointly held;

13.3.3.2	each Director;

13.3.3.3	the Company’s auditor (if any) for the time being; and

13.3.3.4	every person known the Company as being entitled to a Share in consequence of the death, bankruptcy or mental incapacity of a Member who would otherwise be entitled to receive notice of the meeting.

13.3.4	No other person shall be entitled to receive notices of general meetings.

13.3.5	Each notice of a general meeting shall:

13.3.5.1	specify the place, the day, and the hour of the meeting, and if the meeting is to be held in 2 or more places, the technology that will be used to facilitate this;

13.3.5.2	state the general nature of the business to be transacted at the meeting;

13.3.5.3	if a special resolution is to be proposed at the meeting, set out an intention to propose a special resolution and state the resolution; and

13.3.5.4	if a member is entitled to appoint a proxy contain a statement setting out the following information:

13.3.5.4.1	that the Member has a right to appoint a proxy;

13.3.5.4.2	whether or not the proxy needs to be a Member of the Company;

13.3.5.4.3	that a Member who is entitled to cast 2 or more votes may appoint 2 proxies and specify the proportion or number of votes each proxy is appointed to exercise; and

13.3.5.4.4	comply with any other disclosure requirements of the Act.

13.4	Cancellation of Meeting

Subject to the Act and this Constitution, the Directors with the prior written approval of the Members, as they see fit, may cancel a general meeting which has been notified to the Members any time before the meeting.

14.	PROCEEDINGS AT GENERAL MEETINGS

14.1	General

14.1.1	A general meeting may be held at 2 or more venues using any electronic means that gives the Members as a whole a reasonable opportunity to participate.

14.1.2	The quorum required for the purposes of a general meeting shall be:

14.1.2.1	a Member or Members representing not less than one half of the voting rights of all Members having the right to vote at the general meeting; or

14.1.2.2	a Member or Members holding Shares conferring a right to vote at the general meeting being Shares on which an aggregate sum has been paid equal to not less than one half of the total sum paid up on all the Shares conferring that right.

14.1.3	For the purpose of determining whether a quorum is present, a person attending as a proxy, or as representing a body corporate that is a Member, shall be deemed to be a Member.

14.1.4	No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business.

14.1.5	A reference to a Member being personally present at a meeting includes a reference to a Member participating in a meeting by electronic means.

14.1.6	If there is a failure of the electronic means which results in the disconnection of any or all of the Members participating in the meeting, the meeting shall be adjourned until the failure of the electronic means has been rectified. If that is not possible within 60 minutes of the initial failure, the Chairman must adjourn the meeting until such time, date and place that is considered to give the Members as a whole a reasonable opportunity to participate in the meeting.

14.2	Quorum not Present

If a quorum is not present within 30 minutes from the time appointed for the meeting:

14.2.1	where the meeting was convened upon the requisition of Members, the meeting shall be dissolved; and

14.2.2	in any other case:

14.2.2.1	the meeting stands adjourned to such day, and at such time and place, as the Directors determine or, if no determination is made by the Directors, to the same day in the next week at the same time and place; and

14.2.2.2	if at the adjourned meeting a quorum is not present within 30 minutes from the time appointed for the meeting the meeting shall be dissolved.

14.3	Chair

14.3.1	If the Directors have elected one of their number as chair of their meetings, he or she shall preside as chair at every general meeting.

14.3.2	If the Directors have elected one of the number as deputy chair, the deputy chair shall preside as chair at a general meeting if the Director elected as chair is absent or not present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act.

14.3.3	Where a general meeting is held and:

14.3.3.1	a chair has not been elected as provided by clause 14.3.1 and a deputy chair has not been elected as provided by clause 14.3.2; or

14.3.3.2	both the chair elected as provided by clause 14.3.1 and the deputy chair elected as provided by clause 14.3.2 are absent or not present within 15 minutes after the time appointed for the holding of the meeting or are unwilling to act, the Members present shall elect another Director of the Company to be chair of the meeting.

14.4	Adjournment of Meeting

14.4.1	The chair may with the consent of any meeting at which a quorum is present, and must if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

14.4.2	When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

14.4.3	Except as provided by clause 14.4.2, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

14.5	Resolutions at Meetings

14.5.1	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

14.5.1.1	by the chair;

14.5.1.2	by a Member or Members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the Members having the right to vote at the meeting; or

14.5.1.3	by a Member or Members holding Shares in the Company conferring a right to vote at the meeting being Shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the Shares conferring that right.

14.5.2	Unless a poll is so demanded, a declaration by the chair that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

14.5.3	The demand for a poll may be withdrawn.

14.6	Poll at Meetings

14.6.1	If a poll is duly demanded, it shall be taken in such manner and (subject to clause 14.6.2) either at once or after an interval or adjournment or otherwise as the chair directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded.

14.6.2	A poll demanded on the election of a chair or on a question of adjournment shall be taken immediately.

14.7	Casting Vote of Chair

In the case of an equality of votes, whether on a show of hands or on a poll, the chair of the meeting at which the show of hands takes place or at which the poll is demanded, in addition to his or her deliberative vote (if any), has a casting vote.

14.8	Votes by Members

Subject to any rights or restrictions attached to any class or classes of Shares:

14.8.1	at meetings of Members or classes of Members each Member entitled to vote may vote in person or by proxy or attorney; and
14.8.2	on a show of hands every person present who is a Member or a representative of a Member has one vote, and on a poll every person present in person or by proxy or attorney shall have one vote for each share he or she holds.

14.9	Votes by Joint Holders

If a share is held jointly and more than one member votes in respect of that share, whether in person or by proxy or by attorney, only the vote of the Member whose name appears first in the register of Members counts.

14.10	Unsound Mind

If a Member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under the law relating to mental health, his or her committee or trustee or such other person as properly has the management of his or her estate may exercise any rights of the Member in relation to a general meeting as if the committee, trustee or other person were the Member.

14.11	Entitlement to Vote

A Member shall not be entitled to vote at a general meeting unless all calls and other sums presently payable by him or her in respect of Shares in the Company shall have been paid.

14.12	Objections to Qualification to Vote

14.12.1	An objection may be raised to the qualification of a voter only at the meeting or adjourned meeting at which the vote objected to is given or tendered.

14.12.2	Any such objection shall be referred to the chair of the meeting, whose decision shall be final.

14.12.3	A vote not disallowed pursuant to such an objection shall be valid for all purposes.

14.13	Proxies

14.13.1	An appointment of a proxy is valid if it is signed by the Member of the Company making the appointment and contains the following information:

14.13.1.1	the Member’s name and address;

14.13.1.2	the Company’s name;

14.13.1.3	the proxy’s name or the name of the office held by the proxy; and

14.13.1.4	the meetings at which the appointment may be used.

14.13.2	An appointment may specify the way in which the proxy is to vote on a particular resolution and, where an appointment so provides, the proxy shall not be entitled to vote in the resolution except as specified in the appointment.

14.13.3	A proxy appointed to attend and vote for a member has the same rights as a member to speak at the meeting or join in demanding a poll.

14.14	Time Within Which Proxies to be Lodged

14.14.1	For an appointment of a proxy to be effective, the following documents must be received by the Company at least 48 hours before the meeting:

14.14.1.1	the proxy’s appointment; and

14.14.1.2	if the appointment is signed by the appointor’s attorney, the authority under which the appointment was signed or a certified copy of the authority.

14.14.2	If a meeting has been adjourned an appointment and any authority received by the Company at least 48 hours before the resumption of the meeting are effective for the resumed part of the meeting.

14.14.3	A Company receives an appointment authority when it is received at any of the following:

14.14.3.1	the Company’s registered office;

14.14.3.2	a fax number at the Company’s registered office; or

14.14.3.3	a place, fax number or electronic address specified for the purpose in the notice of meeting.

14.15	Validity of Votes made by Proxy

14.15.1	A proxy who is not entitled to vote on a resolution as a Member may vote as a proxy for another Member who can vote if their appointment specifies the way they are to vote on the resolution and they vote that way.

14.15.2	Unless the Company has received written notice of the matter before the start or resumption of the meeting at which a proxy votes, a vote cast by the proxy will be valid even if before the proxy votes:

14.15.2.1	the appointing Member dies;

14.15.2.2	the Member is mentally incapacitated;

14.15.2.3	the Member revokes the proxy’s appointment;

14.15.2.4	the Member revokes the authority under which the proxy was appointed by a third party; or

14.15.2.5	the Member transfers the share in respect of which the proxy was given.

14.16	Decisions of Single Member

14.16.1	If the Company has only one Member and the Member records the Member’s decision to a particular effect, the recording of the decision counts as the passing by the Member of a resolution to that effect.

14.16.2	A record made for the purposes of clause 14.16.1 also has effect as minutes of the passing of the resolution.

14.16.3	A record made for the purposes of clause 14.16.1 must be made in writing.

15.	APPOINTMENT, REMOVAL AND REMUNERATION OF DIRECTORS

15.1	General

15.1.1	The number of the Directors (not including alternate Directors) shall be not less than one nor more than twelve.

15.1.2	The Company, in general meeting, may by resolution:

15.1.2.1	appoint a person as a Director; and

15.1.2.2	increase or reduce the maximum number of Directors specified in clause 15.1.1.

15.2	Retirement

15.2.1	Any Director may retire from office on giving written notice to the Company of his or her intention to retire.

15.2.2	Any resignation of a Director will take effect from the date specified in the notice or if the date of resignation is earlier than the date of service of the notice, the resignation will take effect from the date of service.

15.3	Filling of Vacancy

Subject to the Act, the Company in general meeting, may by resolution appoint any person as a Director:

15.3.1	to replace a Director who has ceased to hold office; or

15.3.2	as an additional Director but so that the total number of Directors does not at any time exceed the number determined in accordance with clause 15.1.

15.4	Additional or Casual Directors

15.4.1	The Directors may at any time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors does not at any time exceed the number determined in accordance with clause 15.1.

15.4.2	Any Director so appointed shall hold office only until the next general meeting when the Company at a general meeting must resolve:

15.4.2.1	to confirm the appointment of that Director;

15.4.2.2	to appoint another person to replace that Director; or

15.4.2.3	to leave the position vacated by that Director empty.

15.5	Removal of Directors

15.5.1	The Company in general meeting, may by resolution remove any Director before the expiration of his or her period of office, and may by resolution appoint another person in his or her stead.

15.5.2	The person so appointed shall be subject to retirement at the same time as if he or she had become a Director on the day on which the Director in whose place he or she is appointed was last elected a Director.

15.6	Remuneration of Directors

15.6.1	The Directors shall be paid such remuneration as shall from time to time be determined by the Company in general meeting.

15.6.2	That remuneration shall be deemed to accrue from day to day.

15.6.3	The Directors may also be paid all travelling and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or otherwise in connection with the business of the Company.

15.7	Share Qualification of Directors

The Share qualification for Directors may be fixed by the Company in general meeting and, unless and until so fixed, is nil.

15.8	Additional Circumstances for Vacation of Office

In addition to the circumstances in which the office of a Director shall become vacant by virtue of the Act, the office of a Director shall become vacant if the Director:

15.8.1	becomes of unsound mind or becomes a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

15.8.2	resigns his or her office by notice in writing to the Company;

15.8.3	is absent without the consent of the Directors from meetings of the Directors held during a period of 6 months;

15.8.4	without the consent of the Company in general meeting holds any other office of profit under the Company except that of managing Director or principal executive officer or executive Director; or

15.8.5	has, subject to clause 15.10, a conflict of interest and fails to declare the nature of his or her interest as required by the Act.

15.9	Death, Incapacity or Bankruptcy of Sole Director and Member

15.9.1	If a person who is the only Director and the only Member of the Company dies or cannot manage the Company because of the person’s mental incapacity, and a personal representative or trustee is appointed to administer the person’s estate or property, the personal representative or trustee may appoint a person (including the personal representative or trustee) as the Director of the Company.

15.9.2	If a person who is the only Director and the only Member of the Company vacates the office:

15.9.2.1	on becoming an undischarged bankrupt under section 206B (3) of the Act; or

15.9.2.2	as a result of the application of Section 206B (4) of the Act; and a trustee in bankruptcy is appointed to the person’s property, the trustee may appoint a person (including the trustee) as Director of the Company.

15.9.3	A person appointed as a Director of the Company under clause 15.9 holds that office as if they had been properly appointed in accordance with the Constitution.

15.10	Conflict of Interest

15.10.1	A Director who has a material personal interest in a matter that relates to the affairs of the Company must, unless that Director is the sole Director, give the other Directors notice of the interest held at a meeting of Directors as soon as practicable after the Director becomes aware of their interest in the matter.

15.10.2	The Director shall declare the full details of the nature and extent of the interest and its relation to the affairs of the Company.

15.10.3	The Secretary shall record the declaration of a Director’s interest in the minutes of the meeting.

15.10.4	The Director may give the other Directors standing notice of the nature and extent of the interest in the matter either at a Directors’ meeting or to the other Directors individually and in writing.

15.10.5	If standing notice is given to the other Directors individually in writing, it must be tabled at the next meeting of Directors after it is given.

15.10.6	Notwithstanding any rule of law or equity to the contrary but subject to clause 15.8.5, no Director shall be or become disqualified from his or her office by contracting with the Company either as vendor or purchaser, or promoter or otherwise or from being employed or performing any service for or on behalf of the Company in any capacity, professional or otherwise, nor shall any such contract or arrangement be liable to be impeached, affected or avoided by reason of that Director being a party to or otherwise interested in that contract or arrangement, nor shall that Director be liable to account to the Company for any profit realised by or in respect of such contract or arrangement.

16.	POWERS AND DUTIES OF DIRECTORS

16.1	General

16.1.1	Subject to the Act and to any other provision of this Constitution, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and forming the Company, and may exercise all such powers of the Company as are not, by the Act or by this Constitution, required to be exercised by the Company in general meeting.

16.1.2	Without limiting the generality of clause 16.1.1, the Directors may exercise all the powers of the Company to borrow money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

16.2	Attorney for Company

16.2.1	The Directors may, by power of attorney, appoint any corporation, firm, person or persons to be the attorney or attorneys of the Company for such purposes, with such powers, authorities and discretions (being powers, authorities and discretions vested in or exercisable by the Directors), for such period and subject to such conditions as they think fit.

16.2.2	Any such power of attorney may contain such provisions for the protection and convenience of persons dealing with the attorney as the Directors think fit and may also authorise the attorney to delegate all or any of the powers, authorities and discretions vested in him or her.

16.3	Execution of Cheques and Bills of Exchange

All cheques, promissory notes, bankers drafts, bills of exchange and other negotiable instruments, and all receipts for money paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by any 2 Directors or if the Company has only one Director, by that Director or in such other manner as the Directors determine.

16.4	Directors of Wholly-Owned Subsidiaries

Where the Company is a wholly-owned subsidiary of a body corporate, a Director may act in the best interests of the Holding Company if:

16.4.1	the Director acts in good faith in the best interests of the Holding Company;

16.4.2	the Company is not insolvent at the time the Director acts; and

16.4.3	the Company does not become insolvent because of the Director’s act.

17.	PROCEEDINGS OF DIRECTORS

17.1	General

17.1.1	The Directors may meet together by electronic means or otherwise for the dispatch of business and adjourn and otherwise regulate their meetings as they think fit.

17.1.2	If there is a failure of the electronic means used in conducting a meeting of directors, the meeting shall be adjourned until the failure can be rectified. If that is not possible within one hour of the initial failure, the Directors who are able to communicate with each other must adjourn the meeting to a time, date and place determined by those Directors.

17.2	Decisions of Directors

17.2.1	Subject to this Constitution, questions arising at a meeting of Directors shall be decided by a majority of votes of Directors present and voting and any such decision shall for all purposes be deemed a decision of the Directors.

17.2.2	In case of an equality of votes, the chair of the meeting, in addition to his or her deliberative vote (if any), shall have a casting vote.

17.3	Director Interested in Contract with Company

Subject to clause 15.10, a Director may vote in respect of any contract or arrangement in which he or she is interested and may attest the affixing of the Seal to any document relating to any such contract or arrangement.

17.4	Alternate Directors

17.4.1	A Director, with the approval of a majority of the other Directors, (except where the Company only has one Director), may appoint a person (whether a Member or not) to be an alternate Director in his or her place during such period as he or she thinks fit.

17.4.2	An alternate Director is entitled to notice of meetings of the Directors and, if the appointor is not present at such a meeting, is entitled to attend and vote in his or her stead.

17.4.3	An alternate Director may exercise any powers that the appointor may exercise and the exercise of any such power by the alternate Director shall be deemed to be the exercise of the power by the appointor.

17.4.4	An alternate Director shall not be required to have any Share qualifications.

17.4.5	An appointment of an alternate Director shall be effected by a notice in writing signed by the Director who makes the appointment and served on the Company.

17.4.6	The appointment of an alternate Director may be terminated at any time by the appointor or by resolution passed by the Directors notwithstanding that the period of the appointment of the alternate Director has not expired, and shall terminate in any event if the appointor vacates office as a Director.

17.4.7	The termination of an appointment of an alternate Director shall be effected by notice to the Company in writing signed by the Director who made the appointment or signed by the chair of the meeting of Directors or in his or her absence, the deputy chair (if any) or in his or her absence another Director and served on the alternate Director.

17.5	Quorum

At a meeting of Directors, the number of Directors whose presence shall be necessary to constitute a quorum shall be such number as shall be determined by the Directors and, unless so determined, shall be:

17.5.1	one Director, if the Company has only one Director; or

17.5.2	50% of the Directors rounded down to the nearest whole number of Directors, if the Company has 2 or more Directors.

17.6	Vacancies

In the event of a vacancy or vacancies in the office of a Director or offices of Directors, the remaining Directors may act but, if the number of remaining Directors is not sufficient to constitute a quorum at a meeting of Directors, they may act only for the purpose of increasing the number of Directors to a number sufficient to constitute such a quorum or of convening a general meeting of the Company.

17.7	Chair

17.7.1	The Directors shall elect one of their number as chair of their meetings and may determine the period for which that Director is to hold office.

17.7.2	The Directors may elect one of their number as deputy chair of their meetings and may determine the period of office for which that Director is to hold office.

17.7.3	The deputy chair shall chair the meetings of the Directors where the chair is absent or not present within 10 minutes after the time appointed for the time of the meeting or is unwilling to act.

17.7.4	Where a meeting of Directors is held and:

17.7.4.1	a chair has not been elected as provided by clause 17.7.1 and a deputy chair has not been elected as provided by clause 17.7.2; or

17.7.4.2	the chair and the deputy chair are both absent or not present within 10 minutes after the time appointed for the holding of the meeting or are unwilling to act, the Directors present shall elect one of their number to be the chair of the meeting.

17.8	Delegation by Directors

17.8.1	The Directors may by resolution delegate any of their powers to a committee or committees of directors, a Director, an employee of the Company or any other person, consisting of such of their number as they think fit.

17.8.2	A Delegate must exercise the powers delegated in accordance with any directions of the Directors.

17.8.3	The exercise of the power of the Delegate is as effective as if the Directors had exercised it.

17.8.4	Directors who delegate their powers are responsible for the exercise of the power by the delegate as if the power had been exercised by the Directors themselves.

17.9	Committees of Directors

17.9.1	The Members of any committee appointed pursuant to clause 17.8 may elect one of their number as chair of their meetings.

17.9.2	Where such a meeting is held and:

17.9.2.1	a chair has not been elected as provided by clause 17.9.1; or

17.9.2.2	the chair is not present within 10 minutes after the time appointed for the holding of the meeting or is unwilling to act, the Members present may elect one of their number to be chair of the meeting.

17.9.3	A committee may meet and adjourn as it thinks proper.

17.9.4	Questions arising at a meeting of a committee shall be determined by a majority of votes of the Members present and voting.

17.9.5	In the case of an equality of votes, the chair, in addition to his or her deliberative vote (if any), shall have a casting vote.

17.10	Resolutions of Directors

17.10.1	If all the Directors have signed a document containing a statement that they are in favour of a resolution of the Directors in terms set out in the document, a resolution in those terms shall be deemed to have been passed at a meeting of the Directors held on the day on which the document was signed and at the time at which the document was last signed by a Director or, if the Directors signed the document on different days, on the day on which, and at the time at which, the document was last signed by a Director.

17.10.2	For the purposes of clause 17.10.1, 2 or more separate documents containing statements in identical terms each of which is signed by one or more Directors shall together be deemed to constitute one document containing a statement in those terms signed by those Directors on the respective days on which they signed the separate documents.

17.10.3	A reference in clause 17.10.1 to all the Directors does not include a reference to a Director who, at a meeting of Directors, would not be entitled to vote on the resolution.

17.11	Decisions and Declarations of Single Director

17.11.1	If the Company has only one Director and the Director records the Director’s decision to a particular effect, the recording of the decision counts as the passing by the Director of a resolution to that effect.

17.11.2	A record made for the purposes of clause 17.11.1 also has effect as minutes of the passing of the resolution.

17.11.3	If the Company has only one Director and the Director records the Director’s declaration to a particular effect, the recording of the declaration and signing of the record counts as the making of a declaration to that effect made at a meeting of the Directors.

17.11.4	A record made for the purposes of clause 17.11 must be made in writing.

17.12	Validity of Acts of Directors

All acts done by any meeting of the Directors or of a Delegate or by any person acting as a Director are effective even if the appointment or the continuance of the appointment of the Director is invalid because the Company or Director did not comply with the Constitution or any provision of the Act.

18.	MANAGING DIRECTOR

18.1	General

18.1.1	The Directors may from time to time appoint one or more of their number to the office of managing director for such period and on such terms as they think fit, and, subject to the terms of any agreement entered into in a particular case, may revoke or vary any such appointment.

18.1.2	A Director so appointed shall not, while holding that office, be subject to retirement, but his or her appointment shall automatically terminate if he or she ceases for any cause to be a Director.

18.2	Remuneration of Managing Director

A managing director shall, subject to the terms of any agreement entered into in a particular case, receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Directors determine.

18.3	Powers of Managing Director

18.3.1	The Directors may, upon such terms and conditions and with such restrictions as they think fit, confer upon a managing director any of the powers exercisable by them.

18.3.2	Any powers so conferred may be concurrent with, or be to the exclusion of, the powers of the Directors.

18.3.3	The Directors may at any time revoke or vary any of the powers so conferred on a managing director.

18.3.4	The Directors may delegate the responsibility for the day to day management of the operations of the Company to the managing director.

18.3.5	The managing director will carry out the directions of the Directors and report to the Directors.

19.	ASSOCIATE DIRECTORS

19.1	Appointment

19.1.1	The Directors may from time to time appoint any person to be an associate Director and may from time to time terminate any such appointment.

19.1.2	The Directors may not appoint any more than 5 associate Directors at any time.

19.1.3	The Directors may from time to time determine the powers, duties and remuneration of any person appointed as an associate Director.

19.2	Qualification

A person appointed as an associate Director shall not be required to hold any Shares to qualify him or her for appointment but, except by the invitation and with the consent of the Directors, shall not have any right to attend or vote at any meeting of Directors.

20.	SECRETARY

Subject to the Act the Company is not required to appoint a Secretary. However, any Secretary appointed shall hold office on such terms and conditions, as to remuneration and otherwise, as the Directors determine.

21.	SEAL

21.1	Custody of Seal

If the Directors resolve to have a Seal, the Directors shall provide for the safe custody of the Seal.

21.2	Use of Seal

The Seal shall he used only by the authority of the Directors, or of a committee of the Directors authorised by the Directors to authorise the use of the Seal, and every document to which the Seal is affixed shall be:

21.2.1	signed by a Director and be countersigned by another Director, a Secretary or another person appointed by the Directors to countersign that document or a class of documents in which that document is included; or

21.2.2	if there is only one Director, who is also the only Secretary of the Company, signed by that person and it is stated next to the signature that the person witnesses the sealing in the capacity of sole Director and sole Secretary of the Company.

22.	ACCOUNTS AND INSPECTION OF RECORDS

22.1	Accounts

22.1.1	The Directors shall cause proper accounting and other records to be kept and also distribute copies of balance sheets as required by the Act.

22.1.2	The Directors shall, if required by the Directors, by the ASIC or by the Act or if directed by Members holding 5% or more of the voting Shares in the Company, cause to be prepared a financial report and Directors’ report for a financial year providing the direction given by Members is made no later than 12 months after the end of the financial year concerned and the direction is signed by the Members giving the direction.

22.2	Inspection of Records

The Directors shall determine whether and to what extent, and at what time and places and under what conditions, the accounting records and other documents of the Company or any of them will be open to the inspection of Members other than Directors, and a Member other than a Director shall not have the right to inspect any document of the Company except as provided by law or authorised by the Directors or by the Company in general meeting.

23.	DIVIDENDS AND RESERVES

23.1	Declaration of Dividends

Subject to the provisions of the Act and any special rights and restrictions attached to any Shares, the Directors may declare and pay a dividend at any time as appears to the Directors to be justified by the profits of the Company.

23.2	Interim Dividends

The Directors may declare and pay at any time such interim dividends as appear to the Directors to be justified by the profits of the Company.

23.3	Interest on Dividends

Interest shall not be payable by the Company in respect of any dividend.

23.4	Reserves

23.4.1	The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as reserves, to be applied, at the discretion of the Directors, for any purpose for which the profits of the Company may be properly applied.

23.4.2	Pending any such application, the reserves may, at the discretion of the Directors, be used in the business of the Company or be invested in such investments as the Directors think fit.

23.4.3	The Directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.

23.5	Entitlement to Dividends

23.5.1	Subject to clause 23.5.4 and the rights of persons (if arey) entitled to Shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the Shares in respect of which the dividend is paid.

23.5.2	All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the Shares during any portion or portions of the period in respect of which the dividend is paid, but, if any Share is issued on terms providing that it will rank for dividend as from a particular date, that Share ranks for dividend accordingly.

23.5.3	An amount paid or credited as paid on a Share in advance of a call shall not be taken for the purposes of this clause 23.5 to be paid or credited as paid on the Share.

23.5.4	Where more than one class of Shares has been issued, the Directors may declare and pay a dividend or make a distribution of capitalised profits:

23.5.1.1	on the Shares of any one or more classes to the exclusion of any other class; or

23.5.1.2	on the Shares of any one class at the same rate, or a higher or lower rate than the dividend declared and paid or distribution made on the Shares of other classes.

23.6	Deductions from Dividends

The Directors may deduct from any dividend payable to a Member all sums of money (if any) presently payable by him or her to the Company on account of calls or otherwise in relation to Shares in the Company.

23.7	Dividends Paid from Specific Assets

23.5.5	The Directors when declaring a dividend may, by resolution, direct payment of the dividend wholly or partly by the distribution of specific assets, including paid up Shares in, or debentures of, any other corporation.

23.5.6	Where a difficulty arises in regard to such a distribution, the Directors may settle the matter as they consider expedient and fix the value for distribution of the specific assets or any part of those assets and may determine that cash payments will be made to any Members on the basis of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as the Directors consider expedient.

23.8	Payment of Dividends

23.5.7	Any dividend, interest or other money payable in cash in respect of Shares may be paid by cheque sent through the post directed to:

23.5.7.1	the address of the holder as shown in the register of Members, or in the case of joint holders, to the address shown in the register of Members as the address of the joint holder just first named in that register; or

23.5.7.2	to such other address as the holder or joint holders in writing directs or direct.

23.5.8	Any one of 2 or more joint holders may give effective receipts for any dividends, interest or other money payable in respect of the Shares held by them as joint holders.

24.	CAPITALISATION OF PROFITS

24.1	General

The Company may capitalise profits to:

24.1.1	pay up any amount unpaid on issued Shares; or

24.1.2	pay up Shares to be issued to Members as fully-paid bonus Shares.

24.2	Application of Capitalised Profits

The amount capitalised must be applied for the benefit of Members in the proportions in which the Members would have been entitled to dividends if the amount capitalised had been distributed as a dividend.

25.	NOTICES

25.1	General

A notice may be given by the Company to any Member either by serving it on him or her personally or by sending it by post, facsimile transmission or electronic nail to him or her at his or her address as shown in the register of Members or the address, facsimile number or electronic mail address supplied by him or her to the Company for the giving of notices to him or her.

25.2	Deemed Notice

Any such notice shall be deemed to have been given:

25.2.1	if by post on the day it would have been received in the normal course of post; and

25.2.2	if by facsimile transmission or electronic mail when the transmitting machine confirms successful completion of transmission during the recipient’s normal business hours or, if transmission occurs after that time, during the normal business hours of the recipient on the next Business Day.

25.3	Joint Holders

A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder first named in the register of Members in respect of the Share.

25.4	Death or Bankruptcy

A notice may be given by the Company to a person entitled to a Share in consequence of the death or bankruptcy of a Member by serving it on him or her personally or by sending it to him or her by post addressed to him or her by name, or by the title of the representative of the deceased or assignee of the bankrupt, or by any like description, at the address (if any) within the territory supplied for the purpose by the person or, if such an address has not been supplied, at the address to which the notice might have been sent if the death or bankruptcy had not occurred.

25.5	Service on Company

A document may be served on the Company by leaving it at, or by sending it by post to, the registered office of the Company.

26.	WINDING UP

26.1	Division of Property

If the Company is wound up, the liquidator may, with the sanction of a special resolution, divide among the Members in kind the whole or any part of the property of the Company and may for that purpose set such value as he or she considers fair upon any property to be so divided and may determine how the division is to be carried out as between the Members or different classes of Members.

26.2	Vesting of Property

The liquidator may, with the sanction of a special resolution, vest the whole or any part of any such property in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Member shall be compelled to accept any Shares or other securities in respect of which there is any liability.

27.	INDEMNITY

27.1	Definition of Liability and Officer

In this clause 27:

27.1.1	Liability means costs, losses, liabilities and expenses.

27.1.2	Officer means a Director, secretary or other officer of the Company.

27.1.3	References to Officers include references to former Officers.

27.2	Indemnity of Officers

Every Officer of the Company must be indemnified out of the assets of the Company against any Liability incurred by that Officer in the person’s capacity as an Officer of the Company by reason of any act or thing done or omitted to be done by that person in that capacity or in any way in the discharge of that person’s duties or by reason of or relating to the person’s status as an Officer of the Company, but excluding any Liability from or against which the Company is not permitted by the Act to exempt or indemnify the Officer.

27.3	Indemnity for proceedings

Without limiting clause 27.2, every Officer of the Company must be indemnified out of the assets of the Company against any Liability incurred by that person in defending proceedings, whether civil or criminal, in respect of any act or thing done by the Officer in that person’s capacity as such Officer but excluding any Liability from or against which the Company is not permitted by the Act to exempt or indemnify the Officer.

28.	INTERPRETATION

28.1	Persons

In this Constitution, a reference to a person includes a firm, partnership, joint venture, association, corporation or other corporate body.

28.2	Legislation

In this Constitution, a reference to a statute includes regulations under it and consolidations, amendments, re-enactments or replacements of any of them.

28.3	This Document, Clauses and Headings In this Constitution:

28.3.1	a reference to this or any other document includes the document as varied or replaced regardless of any change in the identity of the parties;

28.3.2	a reference to a clause, schedule or appendix is a reference to a clause, schedule or appendix in or to this Constitution;

28.3.3	a reference to writing includes all modes of representing or reproducing words in a legible, permanent and visible form; and

28.3.4	headings and sub-headings are inserted for ease of reference only and do not affect the interpretation of this Constitution.

28.4	Business Day

If a payment or other act is required by this Constitution to be made or done on a day which is not a Business Day, the payment or act must be made or done on the next following Business Day.

28.5	Number and Gender

In this Constitution, a reference to:

28.5.1	the singular includes the plural and vice versa; and

28.5.2	a gender includes the other genders.

Schedule

SHARE CLASSES

1.	CLASSES OF SHARES

Subject to the provisions of clauses 6.1 and 6.2, the Directors may elect to issue shares of the following classes:

1.1	Ordinary Shares;

1.2	‘A’ class Shares;

1.3	‘B’ class Shares;

1.4	‘C’ class Shares;

1.5	‘D’ class Shares;

1.6	‘E’ class Shares;

1.7	‘F’ class Shares;

1.8	‘G’ class Shares;

1.9	‘H’ class Shares; and

1.10	Redeemable Preference Shares.

2.	RIGHTS AND RESTRICTIONS APPLICABLE TO SHARES OF DIFFERENT CLASSES

2.1	Ordinary Shares

Holders of Ordinary Shares will possess the following rights and be subject to the following restrictions:

2.1.1	a right to receive notice of any general meeting of the Company under clause 13.3;

2.1.2	voting rights as specified in clause 14.8;

2.1.3	dividends as determined from time to time in accordance with this Constitution; and

2.1.4	the right to participate in the distribution of surplus assets on winding up.

2.2	‘A’, ‘B’ and ‘C’ Class Shares

Holders of ‘A’, ‘B’ and ‘C’ class Shares will possess the following rights and be subject to the following restrictions:

2.2.1	a right to receive notice of any general meeting of the Company under clause 13.3;

2.2.2	voting rights as specified in clause 14.8;

2.2.3	dividends as determined from time to time in accordance with this Constitution; and

2.2.4	the right to participate in the distribution of surplus assets on winding up.

2.3	‘D’, ‘E’ and ‘F’ Class Shares

Holders of ‘D’, ‘E’ and ‘F’ class Shares will possess the following rights and be subject to the following restrictions:

2.3.1	no right to receive notice of any general meeting;

2.3.2	no voting rights at any general meeting of the Company;

2.3.3	dividends as determined from time to time in accordance with this Constitution; and

2.3.4	no right to participate in the distribution of surplus assets on a winding up.

2.4	‘G’ Class Shares

Holders of ‘G’ class Shares will possess the following rights and be subject to the following restrictions:

2.4.1	a right to receive notice of any general meeting of the Company under clause 13.3;

2.4.2	voting rights as specified in clause 14.8;

2.4.3	no right to specific dividends;

2.4.4	no right to participate in the distribution of surplus assets on winding up.

2.5	‘H’ Class Shares

Holders of ‘H’ class Shares will possess the following rights and be subject to the following restrictions:

2.5.1	no right to receive notice of any general meeting of the Company;

2.5.2	no voting rights;

2.5.3	dividends as determined from time to time in accordance with this Constitution;

2.5.4	the right to participate in the distribution of surplus assets on winding up.

3.	SPECIAL PROVISIONS APPLICABLE TO REDEEMABLE PREFERENCE SHARES

3.1	Redeemable Preference Shares

Holders of Redeemable Preference Shares (RP Shares) will possess the following rights and be subject to the following restrictions:

3.1.1	The right to receive notice of any general meeting of the Company under clause 13.3;

3.1.2	The same voting rights as the holders of Ordinary Shares, but only where the following special circumstances occur:

3.1.2.1	a dividend or part of a dividend is in arrears with respect to the RP Shares;

3.1.2.2	a reduction of capital is proposed;

3.1.2.3	a resolution to ratify the terms of a buy-back agreement is proposed;

3.1.2.4	any other proposal is put forward that affects rights which flow from ownership of the RP Shares;

3.1.2.5	it is proposed that the Company be wound up;

3.1.2.6	it is proposed that the whole of the Company’s property, business and undertaking be disposed of.

3.1.3	As determined by the Directors at the date of issue:

3.1.3.1	the right to a fixed cumulative dividend at a yearly rate fixed by the Directors at the date of issue;

3.1.3.2	the right to a fixed non cumulative dividend at a yearly rate fixed by the Directors at the date of issue;

3.1.3.3	the right to a cumulative dividend at a rate or rates determined by the Directors at any time; or

3.1.3.4	the right to a non cumulative dividend at a rate or rates determined by the Directors at any time.

3.1.4	The right to be paid their dividends before any dividends are paid on the other classes of Shares;

3.1.5	The right, on a winding up or capital reduction, to a return of capital at the issue price of the RP Shares (together with any unpaid dividends on RP Shares) in priority to any other Shares which have been issued.

3.1.6	RP shareholders will not otherwise possess the right to participate in any surplus assets or profits.

3.2	Redemption of RP Shares

Subject to sections 254J and 254K of the Act, the RP Shares will be redeemable at the option of the Company, upon payment to the RP Share holders of the aggregate issue price of the RP Shares, together with any accumulated dividends.

3.3	Notice

The option to redeem will be exercised by providing notice in writing to the RP Shareholders at their respective registered addresses. A bank cheque to each of the RP Shareholders for the amount payable on redemption will accompany each notice.

STATEMENT BY PERSONS WHO HAVE CONSENTED TO BE MEMBERS

We the persons whose full names and addresses are set out below and who consent to becoming a member of the Company agree to the form of the constitution of the Company set out above.

World-Wide Ventures Corporation Two Greenville Crossing 4005 Kennett Pike, Suite 220 Greenville, Delaware 198077

Witness to above signature